                                   EXHIBIT 7.

                         CONSENT OF FRANK A. CAMP, ESQ.

                             Transamerica Letterhead



April 30, 2001

PFL Life Insurance Company
4333 Edgewood Road, NE
Cedar Rapids, Iowa  52499

Gentlemen:

I hereby consent to the reference to my name under the caption "Legal Matters" in the prospectus contained in the Post-Effective Amendment No. 3 to the Registration Statement on Form S-6 (File No. 333-86231; 811-9115) for the Transamerica Life Insurance Company Legacy Builder Variable Life Separate Account, as filed with the Securities and Exchange Commission.


/s/ FRANK A. CAMP
---------------------------
Frank A. Camp
Vice President and Division
General Counsel